UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2008
HARMONIC INC.
(Exact name of registrant as specified in its charter)
Commission file number: 000-25826

Delaware	77-0201147
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

549 Baltic Way	94089
Sunnyvale, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 542-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-2.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 22, 2008, Harmonic Inc. (“Harmonic” or the “Registrant”), Sunrise Acquisition Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of Harmonic (“Merger Sub”), and Scopus Video Networks Ltd., a company organized under the laws of the State of Israel (“Scopus”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Harmonic has agreed to acquire all of the outstanding ordinary shares of Scopus for $5.62 per share in cash, without interest, which represents an enterprise value of approximately $51 million, net of Scopus’ cash and short-term investments. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Scopus (the “Merger”), with Scopus continuing as the surviving corporation and as a direct or indirect wholly owned subsidiary of Harmonic.
     Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:
•	Each ordinary share of Scopus, par value NIS 1.40 per share (the “Scopus Ordinary Shares”), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive a cash amount of $5.62, without interest (the “Per Share Merger Consideration”); and

•	Each of Scopus’ vested or unvested options to purchase shares of Scopus Ordinary Shares (each a “Scopus Option”) outstanding at the effective time of the Merger will be cancelled automatically, and at the effective time of the Merger, each such vested Scopus Option will be converted into the right to receive a lump sum cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of Scopus Ordinary Shares subject to such vested Scopus Option immediately prior to the effective time of the Merger by (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Scopus Ordinary Shares subject to such vested Scopus Option.
     The Merger Agreement contains representations and warranties of each of Harmonic and Scopus. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Investors should read the Merger Agreement together with the other information concerning Harmonic and Scopus that each company publicly files in reports and statements with the Securities and Exchange Commission.
     The Merger Agreement contains customary covenants of Harmonic and Scopus, including, among others, a covenant by Scopus to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to engage in certain kinds of transactions during such period. Scopus has also agreed not to (i) solicit proposal relating to alternative business combination transactions contemplated by the Merger Agreement or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

     The closing of the Merger is subject to customary closing conditions, including (i) approval of Scopus’ shareholders, (ii) receipt of certain regulatory approvals, (iii) the absence of any law or order prohibiting the closing, (iv) the expiration of certain Israeli statutory waiting periods, (v) subject to an overall material adverse effect qualification on most representations and warranties, the accuracy of the representations and warranties of the other party at the time of execution of the Merger Agreement, and (vi) compliance in all material respects by the other party with its covenants.
     The Merger Agreement contains certain termination rights for both Harmonic and Scopus, and includes provisions requiring Scopus to pay Harmonic customary termination fees and expense reimbursements.
     The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the first quarter of calendar year 2009.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.
     In connection with the parties’ entry into the Merger Agreement, certain of the directors, executive officers and significant shareholders of Scopus (the “Voting Parties”), have each entered into voting agreements pursuant to which they have agreed to vote their Scopus Ordinary Shares in favor of the Merger and to certain restrictions on the disposition of such Scopus Ordinary Shares, subject to the terms and conditions contained therein. The Voting Parties own approximately 50% of the outstanding voting shares of Scopus. Pursuant to the terms of such voting agreements, such voting agreements will terminate concurrently with any termination of the Merger Agreement.
Cautionary Note Regarding Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements include those regarding Harmonic’s future plans for the Scopus business, the expected closing date of the Merger, the expected benefits and costs of the Merger, management plans relating to the Merger, the ability to complete the Merger considering the various closing conditions (including those conditions related to regulatory approvals), the expectations as to the growth opportunities from the acquisition of the Scopus business and Harmonic’s expected plans for the integration of Scopus products. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements and include, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are based on the current expectations or beliefs of management of Harmonic and are subject to uncertainty and changes in circumstances that, if they were to never materialize or prove incorrect, could cause actual results to differ materially from those projected, expressed or implied in the forward-looking statements. Factors that could cause Harmonic’s actual results or outcomes, levels of activity, performance or achievements, including the realization of expected financial and other effects of the Merger, to be materially different from those anticipated in this Current Report on Form 8-K include among others, the inability to integrate successfully Scopus within Harmonic or to realize synergies from such integration; costs related to the acquisition of Scopus; the inability to obtain necessary regulatory approval for the Merger or to obtain them on acceptable terms; the failure to retain key employees; the economic environment of the industries in which Harmonic and Scopus operate, as well as facts relating to Scopus that may impact the timing or amount of synergies that can be realized and that are unknown to Harmonic; and other factors affecting the operation of the respective businesses of Harmonic and Scopus. More detailed information about these factors are described in Harmonic’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2007, and its quarterly report filed on Form 10-Q for the third quarter of 2008. All forward-looking statements included in this Current Report on Form 8-K are based on information available to Harmonic on the date thereof, and Harmonic assumes no obligation to update any such forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of December 22, 2008 by and among Harmonic Inc., Sunrise Acquisition Ltd. and Scopus Video Networks Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008	HARMONIC INC.
	By:	/s/ Robin N. Dickson
Robin N. Dickson
Chief Financial Officer